EXHIBIT 99.1

ANNUAL MEETING OF SHAREHOLDERS OF

Dragon Pharmaceutical, Inc. (the “Company”)

TO BE HELD AT	Suite 1900, 1055 West Hastings Street Vancouver, B.C. V6E 2E9

ON                             ,             , 2004, AT 10:00 AM

The undersigned shareholder (“Registered Shareholder”) of the Company hereby appoints, Dr. Alexander Wick, a Director of the Company, or failing this person, Matthew Kavanagh, Secretary of the Company, as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Annual Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Annual Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the common stock of the Company registered in the name of the Registered Shareholder as specified herein.

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Annual Meeting.

SIGN HERE:

Please Print Name:

Date:

Number of Shares Represented by Proxy:

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

Proposals (For full detail of each item, please see the enclosed Notice of Meeting and Proxy Statement/Prospectus.)

1.	To approve the issuance of shares of common stock in connection with the acquisition of Oriental Wave Holding Ltd. in order to satisfy the listing requirements of the Toronto Stock Exchange.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock to 200,000,000.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To elect the following nominees to serve as directors, each to hold office until 2005 annual meeting of shareholders or until his/her successor has been duly elected and qualified.

Nominees:

	Dr. Alexander Wick	Dr. Y.K. Sun

	☐ FOR ALL NOMINEES	☐ABSTAIN

(Instruction: To withhold authority to vote for any individual nominee, strike a line through his name in the list above.)

4.	To ratify the appointment of Moore Stephens Ellis Foster Ltd., Chartered Accountants, as the Company’s Independent Accountants for 2004

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To approve the adjournment of the Annual Meeting for any permitted reason including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the proposals.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Board of Directors of the Company.

2.	This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.	If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by the proxyholder.

4.	A Registered Shareholder who wishes to attend the Annual Meeting and vote on the proposals in person, may simply register with the scrutineers before the Meeting begins.

5.	A Registered Shareholder who is not able to attend the Annual Meeting in person but wishes to vote on the proposals, may do so by dating and signing the proxy card.

6.	The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a proposal that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the proposals set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of Computershare Trust Company of Canada by mail or by fax prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address is:

Computershare Trust Company of Canada

Proxy Dept. 100 University Avenue 9th Floor

Toronto Ontario M5J 2Y1

Fax: Within North American: 1-866-249-7775 Outside North America: (416) 263-9524